Exhibit 10.19

INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS

BEEN EXCLUDED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD

LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY

DISCLOSED.

INDEMNITY AGREEMENT

THIS AGREEMENT is made as of the ___ day of _______________, _____.

BETWEEN:

GREENBROOK TMS INC., a corporation existing under the laws of the Province of Ontario (the “Corporation”)

- and -

[INSERT NAME], an individual principally resident in [insert jurisdiction] (the “Indemnified Party”)

RECITALS:

A.	The Indemnified Party is or has been a duly elected or appointed director or officer of the Corporation;
B.

The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities or expenses which the Indemnified Party may incur as a result of acting as a director or officer of the Corporation;

C.

The constating documents of the Corporation, as may be amended, supplemented or amended and restated from time to time (the “Constating Documents”), contemplate that the Indemnified Party may be indemnified in certain circumstances; and

D.

The Corporation has obtained policies of insurance for the benefit of the Indemnified Party, which, subject to the provisions hereof, will be maintained in full force and effect for the period contemplated by this Agreement; provided, however, that the obligations of the Corporation contained in this Agreement shall continue in full force and effect regardless of the existence of such policies of insurance, the termination of such policies, or the application or coverage under such policies.

THEREFORE, the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

(a)

“Affiliate” has the meaning given to that term in National Instrument 45-106 – Prospectus Exemptions, subject to the term “issuer” in such instrument being ascribed the same meaning as the term “person” in such instrument;

(b)

“Agreement” means this agreement, including all schedules, and all amendments or restatements as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

(c)	“Board” means the board of directions of the Corporation;
(d)	“Business Day” means a day which is not a Saturday, Sunday or a statutory holiday in the Province of Ontario;
(e)	“Change in Control” means the earliest of the following to occur:
(i)

the public announcement by the Corporation or by any other Person (as such term is defined in National Instrument 45-106 – Prospectus Exemptions) that a Person other than the Corporation or any Subsidiary of the Corporation (the “Acquiring Person”), together with any Person(s) “acting jointly and in concert” (as such term is defined in National Instrument 62-104 – Takeover Bids and Issuer Bids) with such Acquiring Person (a “Joint Actor”), has become the beneficial owner of 50% or more of the voting securities of the Corporation (being such securities having the right to vote for the election of directors of the Corporation) (the “Voting Securities”) then outstanding;

(ii)

the consummation of a transaction which would result in any Acquiring Person, together with any Joint Actor(s), becoming the beneficial owner of Voting Securities aggregating 50% or more of the then outstanding Voting Securities;

(iii)

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the shareholders of the Corporation of each new director was approved by a vote of at least two-thirds of the directors (voting as directors) then still in office who were members of the Board at the beginning of the period;

(iv)

the consummation of an amalgamation, merger, consolidation, share exchange, arrangement or similar transaction with any other Person other than the consummation of a transaction which results in the holders of the Voting Securities outstanding immediately prior to the consummation of such transaction continuing to hold at least a majority of the combined voting power of the Corporation’s or such surviving entity’s outstanding voting securities immediately after such transaction;

(v)

the Board or the shareholders of the Corporation approve the liquidation, dissolution or winding up of the Corporation or an agreement for the direct or indirect sale or disposition by the Corporation (in one transaction or a series of transactions) of a majority of the Corporation’s assets to a Person which is not an Affiliate of the Corporation; or

(vi)	any other event which is deemed by a majority of the Board to constitute a “Change in Control”;
(f)

“Claim” includes any civil, criminal, administrative, investigative, demand, action, suit, inquiry, hearing, discovery or other proceeding, claim or investigation of any nature or kind (including arbitrations and mediations) in which the Indemnified Party is involved (excluding claims brought by the Indemnified Party) because of the Indemnified Party’s association with the Corporation whether threatened, anticipated, pending, commenced, continuing or completed, and any appeal thereof, as well as any other circumstances or situation in respect of which an Indemnified Party reasonably requires legal advice or representation concerning actual, possible or anticipated Losses by the Indemnified Party’s association with the Corporation.

(g)

“Losses” includes all liabilities, damages, losses, debts and claims whatsoever, including costs, charges and expenses in connection therewith, sustained, incurred, brought, commenced or prosecuted against the Indemnified Party for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Indemnified Party’s duties as director or officer of the Corporation, or as former director or officer thereof, and all other liabilities, damages, losses, debts, claims, costs, charges, and expenses (including, without limitation, legal fees and disbursements on a solicitor and client basis) sustained or incurred in or about or in relation to the affairs of the Corporation (whether accrued, actual, contingent or otherwise), including taxes, penalties or interest in respect of unpaid taxes or other governmental charges and claims, costs, charges or expenses arising out of or in connection with the presence, release, discharge or disposal of any hazardous substance or any adverse environmental conditions at, on, under or near any real property or any investigation, remediation or clean up action required to be undertaken in connection with any real property, in all cases, whether before or after the date hereof;

(h)	“Parties” means the Corporation and the Indemnified Party collectively and “Party” means any one of them;
(i)	“Policies” means directors’ and officers’ policy or policies of insurance;
(j)

“Subsidiary” has the meaning given to that term in National Instrument 45-106 – Prospectus Exemptions, subject to the term “issuer” in such instrument being ascribed the same meaning as the term “person” in such instrument; and

(k)	“Taxes” includes any assessment, reassessment, claim or other amount for taxes, charges, duties, levies, imposts or similar amounts, including any interest and penalties in respect thereof.

ARTICLE 2

REPRESENTATIONS

2.1Representations of the Corporation

The Corporation represents and warrants to the Indemnified Party that:

(a)	Formation — The Corporation has been properly established and is validly existing as a corporation under the laws of the Province of Ontario.
(b)

Due Authorization — The Corporation has all necessary power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the performance of the obligations contemplated by this Agreement have been duly authorized by all necessary action on behalf of the Corporation.

(c)

No Conflict — The Corporation is not a party to, bound or affected by or subject to any agreement, obligation, instrument, charter or by-law provision, statutory law or regulation, order, judgment, decree, licence or permit which would be violated, contravened, breached by, or under which default would occur as a result of the execution and delivery of this Agreement or the performance of any of the obligations provided for under this Agreement.

ARTICLE 3

INDEMNIFICATION BY CORPORATION AND

OBLIGATIONS OF INDEMNIFIED PARTY

3.1Indemnification

(a)

General Indemnity — The Corporation agrees to indemnify and hold the Indemnified Party harmless, to the fullest extent permitted by applicable law in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, from and against any and all Losses sustained, incurred, brought, commenced or prosecuted against the Indemnified Party or which the Indemnified Party shall be required to pay in respect of any Claim (including in respect of any Claim relating to any litigation with respect to events that pre-date the Indemnified Party becoming a director or officer of the Corporation), provided that the indemnity provided for in this Section 3.1(a) will only be available if (as applicable):

(i)	the Indemnified Party acted honestly and in good faith with a view to the best interests of the Corporation; and

(ii)

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

(b)

Taxes — For greater certainty, a Claim subject to indemnification pursuant to Article 3 of this Agreement shall include any Taxes which the Indemnified Party may be subject to or suffer or incur as a result of, in respect of, arising out of or referable to any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement. For greater certainty, should any payment made pursuant to this Agreement, including the payment of insurance premiums or any payment made by an insurer under an insurance policy, be deemed to constitute a taxable benefit or otherwise be or become subject to any Tax or levy, then the Corporation will pay any amount necessary to ensure that the amount received by or on behalf of the Indemnified Party, after the payment of or withholding for tax, fully reimburses the Indemnified Party for the actual cost, expense or liability incurred by or on behalf of the Indemnified Party.

(c)

Derivative Claims — In respect of any action by or on behalf of the Corporation to procure a judgment in its favour against the Indemnified Party in respect of which the Indemnified Party is made a party by reason of being or having been a director or officer of the Corporation, if and to the extent required by law, the Corporation shall make application, at its expense, for any required approval of a court of competent jurisdiction to indemnify and save harmless the Indemnified Party for all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with such action provided the Indemnified Party fulfils the conditions set out in Sections 3.1(a)(i) and 3.1(a)(ii) above and provided that such indemnification is not prohibited under any applicable statute.

(d)

Specific Indemnity for Statutory Obligations — Without limiting the generality of the preceding Sections 3.1(a) through (c) of this Agreement, the Corporation agrees, to the fullest extent permitted by law, to indemnify and save the Indemnified Party harmless from and against any and all costs, charges, expenses, fees, damages or liabilities arising by operation of statute and incurred by or imposed upon the Indemnified Party in relation to the affairs of the Corporation in the Indemnified Party’s capacity as a director or officer thereof, including but not limited to all statutory obligations to creditors, investors, employees, suppliers, contractors, subcontractors, and any government or any agency or division of any government, whether federal, provincial, state, regional or municipal, provided that the indemnity provided for in this Section 3.1(d) will only be available if the Indemnified Party fulfils the conditions in Sections 3.1(a)(i) and 3.1(a)(ii) above.

(e)

Partial Indemnification — If the Indemnified Party is determined to be entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the Losses incurred in respect of any Claim but not for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is determined by a court of competent jurisdiction to be so entitled.

(f)

Advance of Expenses — The Corporation shall, at the request of the Indemnified Party, promptly advance to the Indemnified Party sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party for any documented costs, charges or expenses reasonably incurred by the Indemnified Party in investigating, defending, appealing, preparing for, providing evidence in or instructing and receiving the advice of the Indemnified Party’s counsel or other professional advisors in regard to any Claim or other matter for which the Indemnified Party may be entitled to an indemnity or reimbursement hereunder, and such amounts shall be treated as a non-interest bearing advance to the Indemnified Party. In the event it is ultimately determined by a court of competent jurisdiction in a final non-appealable judgment that the Indemnified Party did not fulfil the conditions set out in Sections 3.1(a)(i) and (ii) above, and in no other circumstances, the Indemnified Party shall (and hereby agrees to) repay such loan or advance, or the appropriate portion thereof, upon written notice of such determination being given by the Corporation to the Indemnified Party detailing the basis for such determination. The repayment of such loan or advance, or the appropriate portion thereof, shall be repayable on demand and shall bear interest from the date that is 30 days from the date of such notice at the prime rate prescribed from time to time by The Toronto-Dominion Bank.

(g)

Directors and Officers Insurance — The Corporation shall ensure that all liabilities of the Corporation under this Agreement and all of the actions of the Indemnified Party which would be indemnifiable within this Agreement are at all times covered by directors’ and officers’ liability insurance maintained by the Corporation in favour of the Corporation and the Indemnified Party with a responsible insurer. In this regard, the Parties agree that:

(i)

the responsibility for obtaining and maintaining Policies shall rest with the Corporation and shall be implemented by a director or officer of the Corporation, who shall involve an insurance broker or other person having expertise and experience in directors’ and officers’ liability insurance;

(ii)

the Corporation shall provide to the Indemnified Party a summary of the material terms of each Policy providing the coverage contemplated by this Section 3.1(g) promptly after such coverage is obtained, and shall promptly notify the Indemnified Party if the insurer cancels or refuses to renew such coverage (or any part of such coverage);

(iii)

upon being notified of a Claim by the Indemnified Party, the Corporation will promptly give notice to the insurer(s) and comply with all procedures and guidelines of the insurer(s) to ensure coverage of the Indemnified Party under the Policies;

(iv)

if the Indemnified Party ceases to be a director or officer of the Corporation, as applicable, for any reason, then the Corporation will continue to purchase and maintain Policies for the benefit of the Indemnified Party on terms at least as favourable as the Policies that the Corporation: (i) purchased and maintained for the benefit of the Indemnified Party immediately before the Indemnified Party ceased to be a director or officer of the Corporation; and (ii) purchases and maintains for the benefit of the directors and officers of the Corporation, after the Indemnified Party ceases to be a director or officer of the Corporation. The Corporation will maintain such Policies and renewal thereof for a minimum of six years following the Indemnified Party ceasing to be a director or officer of the Corporation. Alternatively, the Corporation may elect to purchase for the Indemnified Party a non-cancellable six year director and officer run-off policy that provides coverage for the Indemnified Party after the Indemnified Party ceases to be a director or officer of the Corporation, that is as favourable or more favourable than described in 3.1(g)(iv)(i);

(v)

if one or more of the Policies providing coverage on a ‘claims-made’ basis is cancelled or is not renewed, the Corporation will promptly purchase the maximum degree of extended reporting period coverage available under such Policies unless replacement director and officer liability insurance coverage has been obtained that covers the Indemnified Party that does not contain a ‘retroactive date’ so as to deprive the Indemnified Party of coverage for wrongful acts alleged to have been committed prior to the inception date of such replacement insurance;

(vi)

in the event the Corporation is unable to fund the purchase of extended insurance coverage by reason of its insolvency or bankruptcy, the Indemnified Party will be given reasonable notice regarding the Corporation’s inability to fund such purchase together with an identification of the additional premium that would be required to exercise the extended reporting period coverage option of the relevant Policies;

(vii)

in the event that a Claim is brought in which the Indemnified Party is named as a party, the Corporation will promptly pay, if permitted by law, the insurance deductible applicable under any Policies providing coverage to the Indemnified Party;

(viii)

the Corporation will promptly advise the Indemnified Party during the period when the Indemnified Party serves as a director or officer of the Corporation and for a period of six years thereafter if: (i) any of the Policies lapses, is cancelled as a result of insolvency or otherwise or undergoes material coverage change; or (ii) any insurer informs the Corporation that all or part of a particular Claim is not covered by the Policies;

(ix)

the indemnity provided for in this Agreement is separate and independent of the Policies and is not in any way limited to the amount of insurance provided under such Policies; accordingly, the obligations of the Corporation contained in this Agreement shall continue in full force and effect regardless of the existence of such Policies, the termination of any such Policies, or the application or coverage with respect to such Policies; and

(x)

if the Corporation anticipates: (a) a Change in Control may occur in the future; or (b) that it may become insolvent or otherwise unable to pay its liabilities as they become due (an “Insolvency Situation”), and, as a result of the Change in Control or Insolvency Situation as the case may be, the Indemnified Party may not have the benefit of future directors’ and officers’ insurance coverage, the Corporation shall either (i) purchase and fund for the Indemnified Party a six year non-cancellable run-off directors’ and officers’ policy to protect the Indemnified Party or (ii) make similar arrangements to (i) above, at the Corporation’s discretion, acting reasonably and in good faith. Such run-off directors’ and officers’ insurance coverage will be made effective upon a Change in Control or Insolvency Situation occurring.

3.2Notice of Proceedings

The Indemnified Party shall give notice in writing to the Corporation as soon as practicable, upon being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Corporation or the Indemnified Party which may result in a claim for indemnification under this Agreement, and the Corporation agrees to give the Indemnified Party notice in writing as soon as practicable, upon it being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Indemnified Party. Such notice shall include a description of the Claim or threatened Claim, a summary of the facts giving rise to the Claim or threatened Claim and, if possible, an estimate of any potential liability arising under the Claim or threatened Claim. Failure by the Indemnified Party to so notify the Corporation of any Claim shall not relieve the Corporation from liability under this Agreement except and only to the extent that the failure materially prejudices the Corporation.

3.3Legal Counsel

(a)

Subject to Section 3.1(c), promptly after receiving written notice of any Claim or threatened Claim from the Indemnified Party, the Corporation may, and upon the written request of the Indemnified Party shall, by notice in writing to the Indemnified Party, assume conduct of the defence thereof in a timely manner and retain counsel on behalf of the Indemnified Party provided that such counsel is satisfactory to the Indemnified Party, acting reasonably, to represent the Indemnified Party in respect of the Claim. On delivery of such notice by the Corporation, the Corporation shall not be liable to the Indemnified Party under this Agreement for any fees and disbursements of counsel the Indemnified Party may subsequently incur with respect to the same matter. In the event the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party hereby consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith, and the Indemnified Party shall fully cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

(b)

In connection with any Claim or other matter for which the Indemnified Party may be entitled to indemnity hereunder, the Indemnified Party shall have the right to employ separate counsel of the Indemnified Party’s choosing and to participate in the defence thereof but the fees and disbursements of such counsel shall be at the Indemnified Party’s expense unless: (i) employment of such other counsel has been authorized by the Corporation, (ii) the Corporation has not appointed counsel to assume the conduct of the defence of such Claim in a timely manner, (iii) the Corporation has appointed counsel that is not satisfactory to the Indemnified Party, acting reasonably, or (iv) acting reasonably, the Indemnified Party considers that it may be likely that there could be a divergence of interests between the Indemnified Party and the Corporation such that the Indemnified Party requires separate legal counsel, in which event, the fees and disbursements of such counsel shall be paid by the Corporation on behalf of the Indemnified Party.

3.4No Presumption as to Absence of Good Faith

Unless a court of competent jurisdiction otherwise has held or decided that the Indemnified Party is not entitled to be fully or partially indemnified hereunder, the determination of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create any presumption for the purposes of this Agreement that the Indemnified Party is not entitled to indemnity hereunder.

3.5Settlement of Claim

No admission of liability and no settlement of any Claim with respect to the Indemnified Party shall be made without the prior written consent of the Indemnified Party, acting reasonably. No admission of liability shall be made by the Indemnified Party without the consent of the Corporation, acting reasonably, and the Corporation shall not be liable for any settlement of any Claim made without its consent.

3.6Determination of Right to Indemnification

If the payment of an indemnity or the advancement of funds under this Agreement requires the approval of a court, either the Corporation or the Indemnified Party may apply to a court of competent jurisdiction for an order approving such indemnity or the advancement of such funds by the Corporation pursuant to this Agreement.

3.7Other Rights and Remedies Unaffected

The indemnification and payment provided in this Agreement shall not derogate from or exclude any other rights to which the Indemnified Party may be entitled to at law, or pursuant to the Constating Documents, any applicable policy of insurance, guarantee or third-party indemnity, any vote of directors of the Corporation, or otherwise, both as to matters arising out of the Indemnified

Party’s capacity as a director or officer of the Corporation, or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of the Corporation.

3.8Presumptions; Knowledge

(a)

For purposes of any determination hereunder, the Indemnified Party will be deemed, subject to compelling evidence to the contrary, to have acted in good faith and in the best interests of the Corporation (or any Subsidiary). The Corporation will have the burden of establishing the absence thereof.

(b)

The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Corporation or any Subsidiary will not be imputed to the Indemnified Party for purposes of determining the right to indemnification under this Agreement.

(c)	The Corporation will have the burden of establishing that any expense it wishes to challenge is not reasonable.

3.9Limitation of Liability

(a)

The Parties acknowledge that this Agreement shall be conclusively taken to have been executed by, or by an officer of the Corporation on behalf of, the directors of the Corporation only in their capacity as directors. Each of the Parties acknowledges the obligations of the Corporation under this Agreement and that such obligations will not be personally binding upon, and that resort shall not be had to, nor shall recourse or satisfaction be sought from, the private property (including, without limitation, any property consisting of or arising from a distribution of any kind or nature by the Corporation) of any of the directors, shareholders, officers, or employees.

(b)	The provisions of this Section 3.9 shall survive the termination of this Agreement.

ARTICLE 4

MISCELLANEOUS MATTERS

4.1Corporation and Indemnified Party to Cooperate

The Corporation and the Indemnified Party shall, from time to time, provide such information and cooperate with the other, as the other may reasonably request, in respect of all matters under this Agreement.

4.2Effective Time

This Agreement shall be deemed to have effect as and from the first date that the Indemnified Party became a director or officer of the Corporation.

4.3Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

4.4Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

ARTICLE 5

GENERAL

5.1Term

(a)

Subject to Section 3.9(b), this Agreement shall survive until the date (the “Termination Date”) that is six years after the Indemnified Party has ceased to act as director or officer of the Corporation, except with respect to Claims that have been commenced as of the Termination Date in respect of which the Indemnified Party is entitled to claim indemnification under this Agreement.

(b)

The obligations of the Corporation under this Agreement with respect to Claims that have been commenced as of the Termination Date in respect of which the Indemnified Party is entitled to claim indemnification under this Agreement shall survive until the final termination or resolution of such Claims.

5.2Governing Law

This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. The Parties hereby irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario sitting in Toronto, Ontario with respect to all matters arising out of or relating to this Agreement and all matters, agreements or documents contemplated by this Agreement. The Parties hereby irrevocably waives any objections they may have to the venue being in such courts including, without limitation, any claim that any such venue is in an inconvenient forum.

5.3Deeming Provision

The Indemnified Party shall be deemed to have acted or be acting at the specific request of the Corporation upon the Indemnified Party’s being appointed or elected as a director or officer of the Corporation.

5.4Assignment

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party. This Agreement shall enure to the benefit of and be binding upon the Parties and the heirs, executors, administrators and other legal representatives of the Indemnified Party and the successors and permitted assigns of the Corporation.

5.5Amendments and Waivers

No supplement, modification, amendment or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, shall be binding unless executed in writing by the Party to be bound thereby. For greater certainty, the rights of the Indemnified Party under this Agreement shall not be prejudiced or impaired by permitting or consenting to any assignment in bankruptcy, receivership, insolvency or any other creditor’s proceedings of or against the Corporation or by the winding-up or dissolution of the Corporation.

5.6Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)	in the case of a Notice to the Indemnified Party at:

Name:
Email:

(b)	in the case of a Notice to the Corporation at:

Greenbrook TMS Inc.
890 Yonge Street, 7th Floor
Toronto, Ontario M4W 3P4

Attn:Peter Willett
Email:[***]

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Party in accordance with the provisions of this Section 5.6.

5.7Further Assurances

The Corporation and the Indemnified Party shall, with reasonable diligence, do all such further acts, deeds or things and execute and deliver all such further documents as may be necessary or advisable for the purpose of assuring and conferring on the Indemnified Party the rights hereby created or intended, and of giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement.

5.8Independent Legal Advice

The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that the Indemnified Party has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents of this Agreement, of the Indemnified Party’s own free will and with full capacity and authority to do so.

5.9Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the provisions of this Agreement are fulfilled to the fullest extent possible.

5.10Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile or electronic format and all such counterparts and facsimiles or electronic copies together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

IN WITNESS OF WHICH the Parties have duly executed this Agreement.

GREENBROOK TMS INC.
By:	/s/ William Leonard
	Name:	William Leonard
	Title:	President and Chief Executive Officer

[Indemnity Agreement]